CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of HEALTHSOUTH Corporation on Form S-4 (File No. 33-57987) of our report dated October 17, 1994, on our audit of the financial statements of Health Providers, Inc. as of December 31, 1993 and for the year then ended, which report is included in the ReLife, Inc. Form 8-K/A filed October 24, 1994 as Amendment No. 1 to Form 8-K of ReLife, Inc. filed on August 26, 1994. We also consent to the reference to our firm under the caption "Experts."

                                        Coopers & Lybrand L.L.P.
Birmingham, Alabama
May 8, 1995
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